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                                                                     EXHIBIT 8.2



                               (LETTERHEAD WSG&R)


                               February 28, 1994

Octel Communications Corporation
890 Tasman Avenue
Milpitas, California 95035

Gentlemen:


     This opinion is being delivered to you in connection with the filing of a registration statement on Form S-4 of a Joint Proxy Statement/Prospectus of Octel Communications Corporation, a Delaware corporation ("Octel"), Octel Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Octel ("Sub"), and VMX, Inc., a Delaware corporation ("VMX") (the "Registration Statement"). Pursuant to the Agreement and Plan of Reorganization, dated January 29, 1994, among Octel, Sub and VMX, and the related Merger Agreement (collectively, the "Merger Agreements"), Sub will merge with and into VMX (the "Merger"), and VMX will become a wholly owned subsidiary of Octel.


     Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreements. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as legal counsel to Octel in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Date of the Merger) and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

          1.  The Merger Agreements (including Exhibits);

          2.  Representations made to us by Octel and Sub;

          3.  Representations made to us by VMX;

          4. An opinion of counsel, received by VMX from Gray Cary Ware & Freidenrich, substantially identical in form and substance to this opinion (the "GCWF Tax Opinion");

          5.  The Registration Statement; and

          6. Such other instruments and documents related to the formation, organization and operation of Octel, VMX and Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

          2. The Merger will be effective under the applicable state law.
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          3. The continuity of interest requirement as specified in Treas. Reg.
     sec. 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions will be satisfied.


          4. After the Merger, VMX will hold "substantially all" of its and Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder.


          5. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. sec. 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.


          6. No outstanding indebtedness of VMX, Octel or Sub has or will represent equity for tax purposes; no outstanding equity of VMX, Octel or Sub has represented or will represent indebtedness for tax purposes.

          7. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

          8. The GCWF Tax Opinion has been delivered and not withdrawn.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that for federal income tax purposes, the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code.

     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.


          2. This opinion addresses only the specific tax opinion set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any VMX stockholder who has provided or will provide services to VMX, Octel or Sub will have compensation income under any provision of the Code;
     (ii) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of the Octel stock received by any such stockholder in the Merger; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or Sections 108, 305, 306, 357, 424 and 708 of the Code, or the regulations promulgated thereunder; (iv) the tax consequences of the Merger to Octel, Sub or VMX, including without limitation the recognition of any gain and the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of VMX, after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the basis of any equity interest in VMX acquired by Octel in the Merger; (vi) the tax consequences of any transaction in which VMX stock or a right to acquire VMX stock was received; and (vii) the tax consequences of the Merger (including the opinion set forth above) as applied to specific stockholders of VMX and/or holders of options or warrants for VMX stock or that may be relevant to particular classes of VMX stockholders and/or holders of options or warrants for VMX stock including but not limited to dealers in securities, corporate stockholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions, including without limitation the tax


                                       (2)
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     consequences to the holders of options for VMX stock of the Meyer and
     Octel's assumption of outstanding options for VMX stock.

          3. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreements or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreements are not consummated in accordance with the terms of such Merger Agreements and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          4. This opinion is intended solely for the purpose of including this opinion as an exhibit to the Registration Statement; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                            Very truly yours,

                                            WILSON, SONSINI, GOODRICH & ROSATI
                                            Professional Corporation

                                       (3)